UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2016

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court,

Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

On August 29, 2016 (the “Amendment Date”), Packaging Corporation of America (“PCA”) entered into an amended and restated five-year credit agreement (the “Amended Credit Agreement”) with the lenders and agents named therein. The Amended Credit Agreement amends and restates the Credit Agreement, dated October 18, 2013 (the “Original Credit Agreement”), described in Item 1.01 of PCA’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2013, which description is incorporated by reference herein. The Amended Credit Agreement is filed herewith as Exhibit 10.1, which is incorporated by reference herein. The description below does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement.

The Amended Credit Agreement includes: (i) a new $385 million unsecured five-year term loan facility (the “New Term Loan”), which PCA fully borrowed on the Amendment Date to finance its acquisition of TimBar Corporation; (ii) the existing $650 million unsecured seven-year term loan facility initially borrowed by PCA pursuant to the Original Credit Agreement (the “Existing Term Loan”), which terminates in October 2020 and under which approximately $633.7 million was outstanding as of the Amendment Date; and (iii) a $350 million unsecured revolving credit facility, which was extended through the fifth anniversary of the Amendment Date, and is available for borrowings for general corporate purposes. Except for $25 million of letters of credit, no amounts were outstanding under the revolving credit facility as of the Amendment Date. Borrowings under the Amended Credit Agreement are guaranteed by PCA’s material subsidiaries.

Loans under the Amended Credit Agreement bear interest at an annual rate of, at PCA’s option, either (a) the sum of (i) the applicable LIBOR rate for interest periods of one, two, three or six months plus (ii) the applicable margin described below or (b) the sum of (i) the highest of (A) Bank of America, N.A.’s publicly announced “prime rate”, (B) the overnight federal funds rate plus 0.50% and (C) one month LIBOR plus 1.00% (such highest rate, the “base rate”) plus (ii) the applicable margin described below. The applicable margin is determined based upon the public ratings of PCA’s senior long-term unsecured debt and ranges from (a) in the case of LIBOR loans, 0.900% to 1.500% for revolving loans, 1.00% to 1.75% for the New Term Loan and 1.500% to 2.250% for the Existing Term Loan, and (b) in the case of base rate loans, 0.000% to 0.500% for revolving loans, 0.000% to 0.750% for the New Term Loan and 0.500% to 1.250% for the Existing Term Loan.

The Amended Credit Agreement contains customary affirmative and negative covenants, including limitations on liens, mergers and consolidations, sales of assets and subsidiary indebtedness. The Amended Credit Agreement has two financial covenants, a maximum ratio of debt to EBITDA and a minimum interest coverage ratio, each calculated on a consolidated basis.

PCA may prepay loans under the Amended Credit Agreement at any time without premium or penalty.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 31, 2016, PCA announced that its Board of Directors declared a quarterly dividend of $0.63 per share, which will be paid on October 14, 2016 to shareholders of record as of September 15, 2016. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

On August 29, 2016, PCA announced that it completed its acquisition of TimBar Corporation, which was previously disclosed pursuant to Item 8.01 of PCA’s Current Report on Form 8-K filed with the SEC on July 6, 2016. The press release making such announcement is filed herewith as Exhibit 99.2 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

10.1	Amended and Restated Credit Agreement, dated as of August 29, 2016, by and among PCA and the lenders and agents named therein.

99.1	Press Release dated August 31, 2016

99.2	Press Release dated August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel and Secretary

Date: September 1, 2016